Exhibit 99.1

PRIMUS TELECOMMUNICATIONS REPORTS

THIRD QUARTER 2006 FINANCIAL RESULTS

McLEAN, VA.—(BUSINESS WIRE)—November 1, 2006—PRIMUS Telecommunications Group, Incorporated (OTCBB: PRTL), an integrated communications services provider, today announced its results for the quarter ended September 30, 2006.

Continued Sequential Quarterly Improvement in Operating Results

•	Revenue from Broadband, Local, Wireless and VOIP reaches $35 Million

•	SG&A Expense Flat Despite Increased Advertising

•	$17 Million Adjusted EBITDA

•	$10 Million Income From Operations

PRIMUS reported third quarter 2006 net revenue of $248 million, down from $252 million in the prior quarter and $290 million in the third quarter 2005. The Company reported net income for the quarter of $0.1 million, compared to a net loss of ($220) million in the prior quarter and a net loss of ($51) million in the third quarter 2005. As a result, the Company reported basic and diluted income per common share of $0.00 in the third quarter 2006, as compared to a basic and diluted loss per common share of ($0.51) in the year-ago quarter.

“We are pleased to report the fourth consecutive quarter of steady improvement in our recurring Adjusted EBITDA trajectory,” said K. Paul Singh, Chairman and Chief Executive Officer of PRIMUS. “Our improved performance is driven by continuing implementation of our previously announced strategy of maximizing cash flow from operations by driving down costs while focusing our available resources on high margin products and services.

“Execution of this strategy has resulted in the continued shedding of low margin retail revenue and its associated costs, while continued growth in new services and other high margin products has resulted in improved operating margins. That progress, together with aggressive management of SG&A expense, has enabled us to increase Adjusted EBITDA.

“Our performance in recent quarters has re-established a stable base of EBITDA generation from operations. While such progress is encouraging, we must build on this success by continuing to increase the margin contribution from new products and by reducing our interest expense in order to generate adequate levels of cash flow to realize the full growth potential of PRIMUS and meet our future debt maturity obligations,” Singh stated

“We are actively pursuing initiatives to become Free Cash Flow breakeven on an operating basis through a combination of improved EBITDA performance and reduced interest expense,” Singh added.

The Company’s improved operating performance has resulted from continued execution of the four-pronged PRIMUS Action Plan:

•	Prioritize revenue growth in new services, while concentrating available resources for optimum effectiveness – Revenue from broadband, local, wireless and VOIP initiatives grew to $35 million in the quarter, an increase of 35% from the third quarter 2005. In addition to consistent quarterly revenue growth from new services, profitability from these services is also increasing, providing clear support for the Company’s Action Plan.

•	Enhance margins by increasing scale on the new initiatives, adding broadband infrastructure in high density locations and migrating customers onto the PRIMUS network – PRIMUS now has over 183,000 DSL customers in Australia and Canada. The Australian and Canadian DSLAM networks are comprised of 181 and 65 nodes, respectively. There are now over 88,000 services (local and broadband) provisioned directly on the Company’s DSLAM facilities in Australia and Canada. Margins from these on-net services are almost double those of off-net services. To capitalize on the recent completion of the Canadian DSLAM network, the Company elected to increase advertising to accelerate growth in on-net services.

•	Continue to drive down expenses through aggressive cost controls – After four consecutive quarters of reduced SG&A expense, the Company reported a third quarter total of $72 million, essentially flat with the prior quarter despite a $1 million increase in advertising, but down over $20 million from the prior year quarter. Primus’s aggressive expense reduction efforts have also focused on a range of cost of revenue reductions in the current quarter and such efforts are continuing. Additionally, the Australian regulatory commission issued an Interim Determination Letter lowering charges for on-net local loop services paid to Telstra, which is one of the regulatory matters currently under review. If this interim ruling is affirmed, it is estimated that PRIMUS’s annual expense for these services will be reduced by approximately $2 million.

•	Strengthen the balance sheet opportunistically through potential deleveraging and equity capital infusion – During the first three quarters of 2006 Primus successfully: (1) exchanged $27 million principal amount of the 5.75% Convertible Subordinated Debentures due 2007 for $27 million of newly created Step-Up Convertible Debentures due 2009; (2) exchanged $3 million principal amount of its 12.75% Senior Notes for 1.8 million shares of common stock; (3) exchanged $32 million principal amount of 5% Exchangeable Senior Notes for $55 million principal amount of 3.75% Convertible Senior Notes due 2010; (4) issued $24 million principal amount of 5% Exchangeable

Senior Notes for $18 million in cash (net of issuance costs); (5) raised $13 million cash proceeds from the sale of its Indian subsidiary; and (6) sold $5 million of newly issued common stock to a private investor. To attain the targeted levels of Free Cash Flow it is imperative that substantial further progress be made in reducing overall debt and interest expenses – an area that is a priority.

Third Quarter 2006 Financial Results

The Company sold its India-based operations at the end of the second quarter 2006. From an accounting perspective, the sale has been treated as a “discontinued operation” and, therefore, those operating results are excluded from the individual line items of the statement of operations in all prior period results, and the income is shown as a separate line item on the statement of operations.

Third quarter 2006 revenue was $248 million, down 2% sequentially from $252 million in the prior quarter and down 15% from $290 million in the third quarter 2005. “The $4 million sequential revenue decline was driven largely by a $4 million reduction in low-margin prepaid services revenue, representing the continued shedding of unprofitable revenue as part of our previously announced restructuring of the prepaid business. The balance of the sequential revenue decline was comprised of a $2 million decrease in high-margin retail services, including legacy voice and dial-up Internet services. These decreases were partially offset by an increase of $2 million as a result of the weakening United States dollar,” said Thomas R. Kloster, Chief Financial Officer of PRIMUS. “While we are pleased by the continued growth of our high margin initiatives such as broadband, local, wireless and VOIP services — which generated $35 million of revenue and improved margins in the third quarter 2006 — we need to accelerate this growth in order to compensate fully for the margin loss from the revenue decline in legacy services”

Net revenue from data/Internet and VOIP services was $73 million (29% of total net revenue for the quarter), up slightly from the prior quarter. Geographic revenue mix changed modestly with 20% coming from the United States, 28% from Canada, 21% from Europe and 31% from Asia-Pacific. The mix of net revenue was 78% retail (52% residential and 26% business) and 22% wholesale.

SG&A expense was $72 million (29.3% of net revenue), consistent with $72 million in the prior quarter (28.7% of net revenue) and down from $93 million (32.0% of net revenue) in the third quarter 2005. As compared to the prior quarter, advertising expense increased by $1 million and the Company incurred a $1 million expense for European administrative taxes. These increases were offset by continued declines in commission expense primarily related to the prepaid services revenue decline.

Income from operations was $10 million in the third quarter 2006 versus a loss of ($228) million (including a $223 million non-cash asset impairment write-down and loss on sale or disposal of assets, and a $4 million non-cash expense related to the restructuring of the prepaid services business) in the prior quarter and a loss of ($34) million in the third quarter 2005. The prior quarter’s asset impairment write-down reduced the level of depreciation and amortization expense to $7 million during the third quarter 2006 from $17 million in the prior quarter.

Adjusted EBITDA of $16.6 million, as calculated in the attached schedules, compares with $11.5 million in the prior quarter (which included a $4.1 million non-cash prepaid services business restructuring charge) and $1.1 million in the third quarter 2005.

Interest expense for the third quarter 2006 was $13 million, down from $14 million in both the prior and year-ago quarters.

Net income was $0.1 million for the quarter (including a $4 million net gain on foreign currency transactions) compared to a net loss of ($220) million (including a $223 million asset impairment write-down and loss on sale or disposal of assets, $7 million of income from sale of discontinued operations, a $5 million gain on early extinguishment of debt, a $7 million net gain from foreign currency transactions and a $4 million non-cash expense related to restructuring the prepaid services business) in the prior quarter and a net loss of ($51) million (including a $13 million loss on disposal of assets, a $4 million loss on early extinguishment of debt and a $2 million net gain from foreign currency transactions) in the third quarter 2005.

Basic and Diluted Income Per Common Share was $0.00 for the third quarter 2006, compared to Basic and Diluted Loss Per Common Share of ($1.93) for the second quarter 2006 and Basic and Diluted Loss Per Common Share of ($0.51) in the year-ago quarter.

Liquidity and Capital Resources

PRIMUS ended the third quarter 2006 with a cash balance of $80 million, including $9 million of restricted funds, as compared to $96 million, including $8 million of restricted funds, as of June 30, 2006. For the quarter, a net $6 million in cash was used for operating activities. This total reflects $23 million in cash used in operating activities (including $16 million in cash interest payments, $2 million for tax payments, $2 million for fees related to the issuance of the 5% Exchangeable Senior Notes in the second quarter, $1 million being transferred to restricted cash and $2 million for working capital), partially offset by $17 million of Adjusted EBITDA. In addition, $8 million of cash was used for capital expenditures and $2 million for scheduled principal reductions on debt obligations.

Free Cash Flow for the third quarter 2006, as calculated in the attached schedules, was negative $14 million as compared to negative $1 million in the prior quarter and a negative $33 million in the third quarter 2005. The first and third quarters have higher cash interest payments based on the timing of debt interest due dates.

The $71 million unrestricted cash balance as of September 30, 2006 is expected to remain relatively stable as of December 31, 2006. However, first quarter 2007 scheduled principal maturities of $23 million of the 5.75% Convertible Subordinated Debentures and $8 million for a vendor financing will result in a significant decrease in unrestricted cash levels during the first quarter of 2007. As a result, Primus’s highest management priority is to explore potential means to reduce the cash outflow in the first quarter of 2007.

The principal amount of PRIMUS’s long-term debt obligations as of September 30, 2006 were $641 million, down from $643 million at June 30, 2006.

The Company and/or its subsidiaries will evaluate and determine on a continuing basis, depending upon market conditions and the outcome of events and uncertainties described within any “forward-looking statement” descriptions in this release and its SEC filings, the most efficient use of the Company’s capital and resources, including investment in the Company’s network, systems, and new product initiatives, purchasing, refinancing, exchanging, tendering for or retiring certain of the Company’s outstanding debt securities in privately negotiated transactions, open market transactions or by other direct or indirect means or purchasing it’s equity in the open market to the extent permitted by existing covenants.

* * *

The management of PRIMUS Telecommunications Group, Incorporated will conduct a conference call and Web cast for analysts and investors to discuss third quarter 2006 results on November 1, 2006, at 5:00 PM Eastern. Participants should dial 866-256-9295 (domestic) or 703-639-1214 (international) for telephone access or go to www.primustel.com for Web cast access about ten minutes prior to the scheduled start-time. Replay information will be available following the conclusion of the live broadcasts on the Company’s Web site.

* * *

PRIMUS Telecommunications Group, Incorporated (OTCBB: PRTL) is an integrated communications services provider offering international and domestic voice, voice-over-Internet protocol (VOIP), Internet, wireless, data and hosting services to business and residential retail customers and other carriers located primarily in the United States, Canada, Australia, the United Kingdom and western Europe. PRIMUS provides services over its global network of owned and leased transmission facilities, including approximately 350 points-of-presence (POPs) throughout the world, ownership interests in undersea fiber optic cable systems, 16 carrier-grade international gateway and domestic switches, and a variety of operating relationships that allow it to deliver traffic worldwide. Founded in 1994, PRIMUS is based in McLean, Virginia.

* * *

Statements in this press release concerning revenue levels (including the amount, timing and effects of contribution from new initiatives, prepaid services strategies, the potential decline in low-margin revenue), VOIP, broadband and wireline growth prospects, rates of decline in core long distance voice and dial-up ISP businesses, strategies, investment requirements, margins, future Adjusted EBITDA and free cash flow and cash sufficiency levels, financing/delevering plans, the timing, extent and effectiveness of cost reduction programs, debt restructuring programs and potential sale of assets and/or minority equity interests in operating subsidiaries, future results, the pace and cost of customer migration onto the Company’s networks, the telecommunications market environment, the effectiveness and profitability of new initiatives and prepaid service offerings, selling, general and administrative expense, capital expenditures (including the DSL network deployment in Australia and Canada), working capital, changes in competitive circumstances (including pricing actions and regulatory rulings) and growth constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of

the Securities Exchange Act of 1934. Such statements are based on current expectations, and are not strictly historical statements. Factors and risks that could cause actual results or circumstances to differ materially from those set forth or contemplated in forward-looking statements include, without limitation: changes in business conditions; failure to realize future growth, including future growth related to new product and service initiatives and prepaid service strategies; competitive market strategies including product bundling by competitors; new product initiatives; fluctuations in the exchange rates of currencies, particularly any strengthening of the United States dollar relative to foreign currencies of the countries where we conduct our foreign operations; adverse interest rate developments; faster than expected declines in core long distance voice and dial-up ISP businesses; fluctuations in prevailing trade credit terms or revenues due to the adverse impact of, among other things, further telecommunications carrier bankruptcies or adverse bankruptcy related developments affecting our large carrier customers; the possible inability to raise additional capital or refinance indebtedness when needed, or at all; changes in the telecommunications or Internet industry; adverse tax rulings from applicable taxing authorities; our failure to reestablish or increase prepaid service revenue on a profitable basis; broadband, Internet, VOIP, local, wireless and telecommunications competition; changes in financial, capital market and economic conditions; changes in service offerings or business strategies; difficulty in attracting and retaining customers; difficulty in providing VOIP services or new local, wireless or broadband services; adverse regulatory rulings or changes in the regulatory schemes or requirements and regulatory enforcement in the markets in which we operate and uncertainty regarding the nature and degree of regulation relating to certain services such as VOIP; restrictions on our ability to follow certain strategies or complete certain transactions as a result of our capital structure or debt covenants; the delisting of the Company’s common stock from trading on NASDAQ’s Capital Market; adverse impact arising out of or as a consequence of the Company’s external auditor’s opinion including a matter of emphasis paragraph for a going concern; risks associated with our limited DSL, Internet, VOIP, local, wireless and Web hosting experience and expertise; risks and costs associated with migrating customers, including reliance on the cooperation of incumbent carriers; entry into developing markets; the possible inability to hire and/or retain qualified sales, technical and other personnel, and to manage growth; risks associated with international operations; dependence on effective information systems; dependence on third parties to enable us to expand and manage our global network and operations and to provide local, wireless and broadband services as well as to migrate customers; dependence on the implementation and performance of our global asynchronous transfer mode + Internet protocol communications network; and the outbreak or escalation of hostilities or terrorist acts and adverse geopolitical developments. As such, actual results or circumstances may vary materially from such forward-looking statements or expectations. Readers are also cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made. We are not necessarily obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult the discussion of risks and uncertainties under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-Short and Long-Term Liquidity Considerations and Risks”; and “–Special Note Regarding Forward-Looking Statements” contained in our annual report on Form 10-K and quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission.

This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have provided a reconciliation of these measures to the most directly comparable GAAP measures, which is contained in the tables to this release and on our website at www.primustel.com. Additionally, information regarding the purpose and use for these non-GAAP financial measures is set forth with this press release in our Current Report on Form 8-K filed with the SEC on November 1, 2006, and available on our website.

For more information:

John DePodesta

Executive Vice President

Primus Telecommunications Group, Incorporated

703 748-8050

ir@primustel.com

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

NET REVENUE	$247,702	$290,430	$769,557	$892,055

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation shown below)	158,845	196,488	506,502	592,599
Selling, general and administrative	72,484	92,817	221,455	295,895
Depreciation and amortization	7,003	21,866	41,126	66,001
(Gain) loss on sale or disposal of assets	(205)	12,772	14,302	13,350
Asset impairment write-down	—	—	209,248	—

Total operating expenses	238,127	323,943	992,633	967,845

INCOME (LOSS) FROM OPERATIONS	9,575	(33,513)	(223,076)	(75,790)

INTEREST EXPENSE	(13,200)	(13,551)	(40,682)	(39,572)
ACCRETION ON DEBT DISCOUNT	222	—	(1,344)	—
CHANGE IN FAIR VALUE OF DERIVATIVES EMBEDDED WITHIN CONVERTIBLE DEBT	—	—	5,373	—
GAIN (LOSS) ON EARLY EXTINGUISHMENT OF DEBT	—	(4,160)	7,409	(5,865)
INTEREST AND OTHER INCOME	846	780	3,411	2,112
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	3,896	1,974	8,520	(4,379)

INCOME (LOSS) BEFORE INCOME TAXES	1,339	(48,470)	(240,389)	(123,494)
INCOME TAX EXPENSE	(1,218)	(2,779)	(3,696)	(7,684)

INCOME (LOSS) FROM CONTINUING OPERATIONS	121	(51,249)	(244,085)	(131,178)

INCOME FROM DISCONTINUED INDIA OPERATIONS, net of tax	—	602	1,139	1,715
INCOME FROM SALE OF DISCONTINUED INDIA OPERATIONS, net of tax	—	—	7,415	—

NET INCOME (LOSS)	$121	$(50,647)	$(235,531)	$(129,463)

BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE:
Loss from continuing operations	$0.00	$(0.52)	$(2.18)	$(1.41)
Income from discontinued India operations	—	0.01	—	0.02
Income from sale of discontinued India operations	—	—	0.07	—

Net loss	$0.00	$(0.51)	$(2.11)	$(1.39)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	113,844	98,640	111,866	93,035

Diluted	160,779	98,640	111,866	93,035

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEET

(in thousands)

(unaudited)

September 30, 2006

Cash and cash equivalents	$70,828
Accounts receivable, net	119,419
Other current assets	25,901

TOTAL CURRENT ASSETS	216,148

Restricted cash	9,313
Property and equipment, net	108,539
Intangible assets, net	38,282
Other assets	29,861

TOTAL ASSETS	$402,143

Accounts payable	$75,556
Accrued interconnection costs	50,379
Accrued expenses and other current liabilities	67,907
Accrued income taxes	17,379
Accrued interest	8,936
Current portion of long-term obligations	41,421

TOTAL CURRENT LIABILITIES	261,578

Non-current portion of long-term obligations	605,520
Other liabilities	1,376

TOTAL LIABILITIES	868,474

Stockholders’ deficit	(466,331)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$402,143

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended
	September 30, 2006	June 30, 2006	September 30, 2005
NET INCOME (LOSS)	$121	$(219,954)	$(50,647)
Share-based compensation expense	246	122	—
Depreciation and amortization	7,003	16,525	21,866
(Gain) loss on sale or disposal of assets	(205)	13,495	12,772
Asset impairment write-down	—	209,248	—
Interest expense	13,200	13,804	13,551
Accretion on debt discount	(222)	1,174	—
Income tax expense	1,218	1,229	2,779
(Gain) loss on early extinguishment of debt	—	(4,796)	4,160
Foreign currency transaction (gain) loss	(3,896)	(6,636)	(1,974)
Change in fair value of derivatives embedded within convertible debt	—	(2,850)	—
Interest and other income	(846)	(1,997)	(780)
Income from discontinued India operations, net of tax	—	(492)	(602)
Income from sale of discontinued India operations, net of tax	—	(7,415)	—

ADJUSTED EBITDA	$16,619	$11,457	$1,125

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF DILUTED INCOME (LOSS) PER COMMON SHARE TO

ADJUSTED DILUTED INCOME (LOSS) PER COMMON SHARE

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	September 30, 2006	June 30, 2006	September 30, 2005
NET INCOME (LOSS)	$121	$(219,954)	$(50,647)
Add:
(Gain) loss on sale or disposal of assets	(205)	13,495	12,772
Asset impairment write-down	—	209,248	—
(Gain) loss on early extinguishment of debt	—	(4,796)	4,160
Foreign currency transaction (gain) loss	(3,896)	(6,636)	(1,974)
Income from discontinued India operations, net of tax	—	(492)	(602)
Income from sale of discontinued India operations, net of tax	—	(7,415)	—

ADJUSTED NET INCOME (LOSS)	$(3,980)	$(16,550)	$(36,291)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	113,844	113,809	98,640

DILUTED	113,844	113,809	98,640

ADJUSTED LOSS PER COMMON SHARE
BASIC	$(0.03)	$(0.15)	$(0.37)

DILUTED	$(0.03)	$(0.15)	$(0.37)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES

TO FREE CASH FLOW

(in thousands)

(unaudited)

	Three Months Ended
	September 30, 2006	June 30, 2006	September 30, 2005
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(5,873)	$5,823	$(20,831)
Net cash used in purchase of property and equipment	(7,806)	(6,731)	(12,325)

FREE CASH FLOW	$(13,679)	$(908)	$(33,156)